UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2006

PERVASIVE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23043	74-2693793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12365 Riata Trace Parkway

Building B, Austin, Texas 78727

(Address of principal executive offices, including zip code)

(512) 231-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 23, 2006, Pervasive Software Inc. (the “Company”) entered into a Separation Agreement and Release (the “Agreement”) with David Sikora who resigned as the Company’s President and Chief Executive Officer as of January 23, 2006. Pursuant to the Agreement, Mr. Sikora will receive (i) a lump sum payment of $150,000, less applicable withholding, on or before January 31, 2006 and (ii) $150,000, less applicable withholding, payable in equal monthly installments for twelve months, beginning with the first payroll period following the date of the Agreement. Under the Agreement, during the twelve month period following the date of the Agreement, Mr. Sikora will provide consulting services to the Company on an as needed and as agreed basis. In addition, Mr. Sikora will be able to exercise his vested options for a period of 90 days after his termination as a consultant. The Agreement contains standard provisions whereby the Company and Mr. Sikora mutually release each other from various possible claims and liabilities.

Item 2.02 Results of Operations and Financial Condition

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of the Company’s press release, dated January 24, 2006, regarding financial results for the Company’s second fiscal quarter ended December 31, 2005.

The information in this Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 23, 2006, David Sikora resigned as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors.

Effective as of January 23, 2006, the Company’s Board of Directors appointed John Farr, age 45, formerly the Company’s Chief Financial Officer, as the Company’s new President and Chief Executive Officer and elected Mr. Farr to the Company’s Board of Directors. Mr. Farr served as the Company’s Chief Financial Officer from July 2001 until January 23, 2006, and served as the Company’s Vice President, Finance from October 1998 to July 2001, as Director of Finance from April 1997 to October 1998 and as Controller from November 1994 to April 1997. Mr. Farr does not serve as a director of any other companies. Mr. Farr’s employment will continue to be at-will and he will receive a salary of $275,000.

Also effective as of January 23, 2006, Randy Jonkers, formerly the Company’s Vice President, Finance, was appointed by the Company’s Board of Directors as the Company’s new Chief Financial Officer. Mr. Jonkers, age 49, served as the Company’s Vice President, Finance from October 3, 2005 until January 23, 2006, and on a consulting basis since March 2005. From February 1999 until February 2003, Mr. Jonkers served as Chief Financial Officer and Executive Vice President of WSNet, a privately owned satellite broadcasting and equipment reseller, and from February 2003, Mr. Jonkers served as interim Chief Executive Officer and a member of the board of directors of WSNet. Mr. Jonkers has resigned all positions with WSNet effective as of January 31, 2006. Mr. Jonkers’ employment will continue to be at-will and he will receive a salary of $180,000.

Attached as Exhibit 99.2 is the Company’s press release related to the events described in this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Pervasive Software Inc. Press Release dated January 24, 2006

99.2	Pervasive Software Inc. Press Release dated January 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIVE SOFTWARE INC.

By:	/s/ Michele Thompson

Michele Thompson General Counsel

Date: January 24, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Pervasive Software Inc. Press Release dated January 24, 2006

99.2	Pervasive Software Inc. Press Release dated January 24, 2006